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                                                                   Exhibit 23.6

                                     CONSENT


         The undersigned hereby consents to being named a nominee to become a member of the board of directors of Insight Communications Company, Inc. ("Insight") upon the completion of Insight's public offering in Insight's Registration Statement on Form S-1 (File No.: 333-78293).



                                            /s/ Thomas L. Kempner
                                            -------------------------
                                            Name:   Thomas L. Kempner


Dated: July 8, 1999